Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Truist Financial Corporation of our report dated February 26, 2019 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in BB&T Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

December 9, 2019